POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, Alfred Ayensu-Ghartey and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all reports (and amendments thereto) by the Company under the Securities Exchange Act of 1934 (including but not limited to any report on Forms 10-K, 10-Q or 8-K) and any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are in connection with the novation and assumption reinsurance transactions and include the registration statements listed below:

Variable Account AA (811-23817)

PRODUCT NAME:

EQUI-VEST ® Individual (Series 100-500)

EQUI-VEST ® Employer-Sponsored Retirement Programs (Series 100-400)

EQUI-VEST ® Vantage Contract

EQUI-VEST ® TSA Advantage (Series 600)

EQUI-VEST ® (Series 201)

EQUI-VEST ® Express (Series 700)

EQUI-VEST ® Express (Series 701)

EQUI-VEST ® Deluxe (Series 800)

EQUI-VEST ® Deluxe (Series 801)

EQUI-VEST ® Strategies (Series 900)

EQUI-VEST ® Strategies (Series 901)

EQUI-VEST® GWBL Rollover IRA

Variable Immediate Annuity

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)

PRODUCT NAME:

Investment Edge® 15.0

Retirement Cornerstone® Series 1.0

Retirement Cornerstone® Series 11.0/ADV

Retirement Cornerstone® Series 12.0

Retirement Cornerstone® Series 13.0

Retirement Cornerstone® Series 15.0

Retirement Cornerstone® Series 15A

Retirement Cornerstone® Series 15B

Retirement Cornerstone® Series 17

Retirement Cornerstone® Series 17 Series E

Retirement Cornerstone® Series 19 Series E

Structured Capital Strategies® 14

Structured Capital Strategies® 16

Structured Capital Strategies® PLUS

Structured Capital Strategies® PLUS Guard

Form N-4 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America

PRODUCT/INVESTMENT OPTION NAME:

EQUI-VEST® Fixed Maturity Options

Structured Capital Strategies® 14

Structured Capital Strategies® 16

Structured Capital Strategies® PLUS

Structured Capital Strategies® PLUS GuardSM

Structured Investment Option

Form S-1 or S-3 registration statements to be filed as necessary for Market Value Adjustment interests under certain flexible annuity contracts of the EQUI-VEST® line of variable annuity products.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered in connection with certain flexible annuity contracts. This includes, but is not limited to, the Structured Investment Option, Structured Capital Strategies® 14, Structured Capital Strategies® 16, Structured Capital Strategies® PLUS and Structured Capital Strategies® PLUS GuardSM,.

This instrument may be executed in one or more counterparts.

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title

9/18/23	/s/ Daniel G. Kaye Daniel G. Kaye	Director

9/16/23	/s/ Francis Hondal Francis Hondal	Director

9/17/23	/s/ Arlene Isaacs-Lowe Arlene Isaacs-Lowe	Director

9/18/23	/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Director

9/19/23	/s/ Craig MacKay Craig MacKay	Director

Date	Signature	Title

9/22/23	/s/ Mark Pearson Mark Pearson	Chief Executive Officer and Director

9/16/23	/s/ Bertram Scott Bertram Scott	Director

9/16/23	/s/ George Stansfield George Stansfield	Director

9/16/23	/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director

9/18/23	/s/ Robin Raju Robin Raju	Chief Financial Officer

9/18/23	/s/ William Eckert William Eckert	Chief Accounting Officer